UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 6, 2023

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, NJ	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 8, 2023, KORU Medical Systems, Inc. (“KORU Medical” or “we”) issued a press release announcing its financial results for the third quarter ended September 30, 2023 and updated full year financial outlook for the fiscal year ended December 31, 2023. A related conference call will be held on November 8, 2023 at 4:30 pm Eastern Time.

KORU Medical is making reference to non-GAAP financial measures in both the press release and the conference call. Our management believes that investors’ understanding of KORU Medical’s performance is enhanced by disclosing the non-GAAP financial measures of Adjusted EBITDA and Adjusted EPS (each as defined below) as a reasonable basis for comparison of our ongoing results of operations. KORU Medical strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by KORU Medical may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. A reconciliation of GAAP to non-GAAP results is provided in the attached Exhibit 99.1 press release.

We define Adjusted EBITDA as earnings (net (loss)/income) before interest expense/(income), net, income tax (benefit)/expense, depreciation and amortization, reorganization charges, discontinued product expense, litigation expenses, manufacturing initiative expenses and stock-based compensation expense. We believe that Adjusted EBITDA is used by investors and other users of our financial statements as a supplemental financial measure that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We also believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our cash flow generating capacity from quarter to quarter and year to year. Adjusted EBITDA is used by management as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations.

We present diluted earnings per share after eliminating items that we believe are not part of our ordinary operations and affect the comparability of the periods presented (“Adjusted EPS”). Adjusted EPS includes adjustments for reorganization charges, discontinued product expense, litigation expenses, manufacturing initiative expenses, stock-based compensation expense, and tax (expense). We believe adjustments for these items allow investors to better understand our underlying operating results and facilitate comparisons between the periods shown. Management uses Adjusted EPS as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Executive Officer

Kenneth Miller, age 55, has been appointed by KORU Medical Systems, Inc. (the “Company”) to serve in the newly created position of Chief Commercial Officer commencing November 6, 2023.

Mr. Miller brings over 30 years of experience in leading teams in commercialization and marketing strategy and international expansion. Mr. Miller served as President and CEO of NASCO Healthcare Inc. from 2018 to January 2023. Prior to that, Mr. Miller served in various roles at Becton Dickinson from 2011 to 2018 with his last role as the Worldwide President Diabetes Care. He also held leadership roles in marketing, sales, and business development with Novo Nordisk Inc., Adams Respiratory Therapeutics, Inc., and Roche Laboratories. Mr. Miller earned his Bachelor of Arts in Business Management from State University of New York at Albany and his Master of Business Administration from The University of Chicago, Booth School of Business.

Mr. Miller and the Company have entered into an Employment Agreement dated as of November 6, 2023. Pursuant to this agreement, Mr. Miller will receive an annual base salary of $360,000, subject to adjustment upon annual review, and will be entitled to participate in the Company’s health plan and benefits on terms available to other Company employees. He will also be eligible to earn an annual cash bonus of up to 50% of his base salary, based on achievement of objectives set in accordance with the Company’s Annual Incentive Compensation Plan.

Under the agreement, Mr. Miller will receive non-qualified stock options to purchase up to an aggregate 400,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock on the day before the grant date, of which (i) 200,000 shares are subject to vesting 25% on each anniversary of the date of grant, and (ii) 200,000 shares are subject to vesting as follows: if the Company's year-over-year net sales growth for any of the fiscal years ended December 31, 2024, 2025 or 2026 is at least the applicable net sales growth target set forth on the schedule to the option award agreement, then, on the date the Company’s Board approves the 2026 fiscal year financial statements, a corresponding portion of the option award will vest as set forth on such schedule (the “Vesting Date”). The maximum number of shares that can vest in any year is 66,668, which corresponds to a net sales growth target of 25%; provided that vesting of the award is subject to certain “catch-up” provisions in the event a net sales growth target is not met in one of the applicable years. Notwithstanding the foregoing, the option award will automatically vest in full upon the Company maintaining, for a period of at least two consecutive fiscal quarters after January 1, 2024 and prior to the Vesting Date, a run rate of at least $50,000,000 over the previous four fiscal quarters, as reported in the Company's filings pursuant to the Securities Exchange Act of 1934, as amended. For the option awards to vest, Mr. Miller must be employed by the Company on the applicable vesting date.

The foregoing option awards will be made in accordance with Nasdaq Marketplace Rule 5635(c)(4) as an inducement to Mr. Miller’s employment.

Upon termination of Mr. Miller’s employment by the Company without “cause” or by Mr. Miller for “good reason” (as defined in the employment agreement) within 3 months prior to or 12 months following certain events constituting a change of control, all equity awards pursuant to the employment agreement will become fully vested.

Should the Company terminate Mr. Miller’s employment without “cause” or should he leave the Company for “good reason,” he will be eligible for severance as follows: (i) if the termination is prior to May 1, 2024, an amount equal to 3 months of then-base salary; or if the termination is May 1, 2024 or after, an amount equal to 6 months of then-base salary, in each case paid in accordance with the Company’s normal payroll cycle over such period, and (ii) the Company will pay its share of premiums for Mr. Miller’s health insurance as currently enrolled as of termination. The severance payments will cease upon Mr. Miller’s employment or engagement as a consultant, contractor, or service provider by any person or entity other than the Company within the applicable payment period.

The annual bonus and inducement stock options described above are subject to the KORU Medical Clawback Policy, as well as subject to forfeiture in the event the Company’s financial statements are restated and the restatement shows such compensation was incorrectly paid or vested, and to the extent Mr. Miller’s fraud or other misconduct (as defined in the employment agreement) resulted in the receipt or vesting of such compensation, in addition to certain other specified circumstances.

The employment agreement contains customary confidentiality and assignment of invention provisions and mutual non-disparagement covenant, as well as twelve month non-competition and non-solicitation covenants.

The foregoing description of the employment agreement and the inducement options does not purport to be complete and is qualified in its entirety by the terms of the employment agreement and non-qualified stock option award agreements, which are included as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated herein by reference.

ITEM 8.01   OTHER INFORMATION.

On November 7, 2023, the Company issued a press release announcing that it received U.S. Food and Drug Administration (FDA) clearance for use of the FREEDOM60® Infusion System with Hizentra® 50 mL prefilled syringes. A copy of the Company’s press release is furnished as Exhibit 99.2 to this report.

On November 8, 2023, the Company issued a press release announcing the appointment of Kenneth Miller to serve as the Company’s Chief Commercial Officer effective November 6, 2023. A copy of the Company’s press release is furnished as Exhibit 99.3 to this report.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of November 6, 2023 by and between the KORU Medical Systems, Inc. and Kenneth Miller

10.2	Non-Qualified Stock Option Award Agreement (time-based vesting) between KORU Medical Systems, Inc. and Kenneth Miller

10.3	Non-Qualified Stock Option Award Agreement (performance-based vesting) between KORU Medical Systems, Inc. and Kenneth Miller

99.1	Press release dated November 8, 2023 related to financial results for the quarter ended September 30, 2023

99.2	Press release dated November 7, 2023 related to FDA clearance

99.3	Press release dated November 8, 2023 related to the appointment of Kenneth Miller as Chief Commercial Officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: November 8, 2023	By:	/s/ Linda Tharby
Linda Tharby President and Chief Executive Officer